UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024 (June 25, 2024)

Karbon-X Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56002	82-2882342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 5 Street SW, Suite 910, Calgary	T2P 3S2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (778) 256-5730

910 7th Ave SW Calgary, AB, Canada T2P 3N8
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 25, 2024 the Board of Directors of the Company approved the Karbon-X Corp. 2024 Employees’, Directors’, Officers’ and Consultants’ Stock Option Plan (the “Plan”). The Plan authorizes Karbon-X Corp. to issue options to purchase up to 5,000,000 shares of common stock, on terms to be determined pursuant to option agreements, to its Employees, Directors, Officers and Consultants subject to the following terms.

The purpose of the Plan is to enable the Company to attract, retain and motivate its employees, directors and qualified consultants by providing for or increasing the proprietary interests of such employees, directors and consultants in the Company through increased stock ownership.

The Plan provides for options which either (i) qualify as incentive stock options (“Incentive Options”) within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) do not so qualify under Section 422 of the Code (“Nonstatutory Options”) (collectively “Options”). Any Option granted under this Plan will be clearly identified at the time of grant as to whether it is intended to be either an Incentive Option or a Nonstatutory Option.

The foregoing description is qualified by the complete terms of the Plan attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Karbon-X Corp. 2024 Employees’, Directors’, Officers’ and Consultants’ Stock Option Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karbon-X Corp.
(Registrant)

Dated: June 25, 2024	By:	/s/ Chad Clovis
Chief Executive Officer

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